                                                                       EXECUTION



                     STRUCTURED ASSET SECURITIES CORPORATION
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-9



                                 TERMS AGREEMENT
                                 ---------------

                                                       Dated:      June 28, 2001



To: Structured Asset Securities Corporation, as Depositor, under the Trust Agreement dated as of June 1, 2001 (the "Trust Agreement").

Re: Underwriting Agreement Standard Terms dated as of April 16, 1996 (the "Standard Terms," and together with this Terms Agreement, the "Agreement").

Series Designation:        Series 2001-9.
-------------------
Terms of the Series 2001-9 Certificates: Structured Asset Securities Corporation, Series 2001-9 Mortgage Pass-Through Certificates, Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A5, Class 1-AP, Class 1-AX, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A5, Class 2-A6, Class 2-AX, Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A5, Class 3-A6, Class 3-A7, Class 3-AP, Class 3-AX, Class 4-A1, Class 4-A2, Class 4-A3, Class 4-A5, Class 4-A6, Class 4-A7, Class 4-AP, Class 4-AX, Class 5-A1, Class 5-AP, Class 5-AX, Class 6-A1, Class 6-A2, Class 6-A3, Class 6-A5, Class 6-A6, Class 6-AP, Class 6-AX, Class A4, Class B1, Class B2, Class B3, Class B4, Class B5, Class B6 and Class R (the "Certificates") will evidence, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The primary assets of the Trust Fund consist of six pools of fixed rate, fully amortizing and balloon, conventional, first lien residential mortgage loans (the "Mortgage Loans"). Only the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A5, Class 1-AP, Class 1-AX, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A5, Class 2-A6, Class 2-AX, Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A5, Class 3-A6, Class 3-A7, Class 3-AP, Class 3-AX, Class 4-A1, Class 4-A2, Class 4-A3, Class 4-A5, Class 4-A6, Class 4-A7, Class 4-AP, Class 4-AX, Class 5-A1, Class 5-AP, Class 5-AX, Class 6-A1, Class 6-A2, Class 6-A3, Class 6-A5, Class 6-A6, Class 6-AP, Class 6-AX, Class A4, Class B1, Class B2, Class B3 and Class R Certificates (the "Offered Certificates") are being sold pursuant to the terms hereof.

Registration Statement:    File Number 333-35026.
-----------------------

Certificate Ratings: It is a condition of Closing that at the Closing Date the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A5, Class 1-AP, Class 1-AX, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A5, Class 2-A6, Class 2-AX, Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A5, Class 3-


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A6, Class 3-A7, Class 3-AP, Class 3-AX, Class 4-A1, Class 4-A2, Class 4-A3,
Class 4-A5, Class 4-A6, Class 4-A7, Class 4-AP, Class 4-AX, Class 5-A1, Class 5-AP, Class 5-AX, Class 6-A1, Class 6-A2, Class 6-A3, Class 6-A5, Class 6-A6, Class 6-AP, Class 6-AX and Class A4 Certificates be rated "AAA" by Standard & Poor's Rating Services, Inc., a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch") rated "Aaa" by Moody's Investors Service, Inc., ("Moody's") the Class R Certificate be rated "AAA" by S&P and Fitch; the Class B1 Certificates be rated "AA" by Fitch; the Class B2 Certificates be rated "A" by Fitch; and the Class B3 Certificates be rated "BBB" by Fitch.

Terms of Sale of Offered Certificates: The Depositor agrees to sell to Lehman Brothers Inc., (the "Underwriter") and the Underwriter agrees to purchase from the Depositor, the Offered Certificates in the principal amounts and prices set forth on Schedule 1 annexed hereto. The purchase price for the Offered Certificates shall be the Purchase Price Percentage set forth in Schedule 1 plus accrued interest at the initial interest rate per annum from and including the Cut-off Date up to, but not including, the Closing Date.

The Underwriter will offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Cut-off Date:  June 1, 2001.

Closing Date: 10:00 A.M., New York time, on or about June 29, 2001. On the Closing Date, the Depositor will deliver the Offered Certificates to the Underwriter against payment therefor for the account of the Underwriter.


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         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.

                                         LEHMAN BROTHERS INC.



                                         By: /s/ Joseph J. Kelly
                                             ---------------------------
                                             Name:  Joseph J. Kelly
                                             Title: Senior Vice President


Accepted:

STRUCTURED ASSET SECURITIES
     CORPORATION


By: /s/ Ellen V. Kiernan
    -------------------------------
    Name:  Ellen V. Kiernan
    Title: Vice President

                                   Schedule 1
                                   ----------

                                     CLASS
                                   PRINCIPAL           CERTIFICATE        PURCHASE PRICE        CUSIP
           CLASS                   AMOUNT(1)          INTEREST RATE         PERCENTAGE         NUMBER
      ---------------           -------------         -------------       ---------------  --------------
          1-A1                   $ 38,502,000             5.60%                100%         86358R  EL 7
          1-A2(2)                      (3)                6.80%                100%         86358R  EM 5
          1-A3                   $ 50,000,000             6.50%                100%         86358R  EN 3
          1-A5(6)                      (3)                6.80%                100%         86358R  EP 8
          1-AP(1)                  $   46,391             0.00%                100%         86358R  FS 1
          1-AX(2)                      (3)                6.80%                100%         86358R  FT 9
          2-A1                   $ 71,963,000             5.25%                100%         86358R  EQ 6
          2-A2(2)                      (3)                7.00%                100%         86358R  ER 4
          2-A3                   $ 50,000,000             7.00%                100%         86358R  ES 2
          2-A5                   $ 50,000,000             6.65%                100%         86358R  ET 0
          2-A6(2)                      (3)                7.00%                100%         86358R  EU 7
          2-AX(2)                      (3)                7.00%                100%         86358R  FY 8
          3-A1                  $ 100,000,000             6.65%                100%         86358R  EV 5
          3-A2                   $ 21,753,000             6.75%                100%         86358R  EW 3
          3-A3                    $ 9,014,000             6.15%                100%         86358R  EX 1
          3-A5(4)                $ 10,067,000             6.70%                100%         86358R  EY 9
          3-A6(2)                      (3)                6.75%                100%         86358R  EZ 6
          3-A7(5)                $ 14,000,000             6.75%                100%         86358R  FA 0
          3-AP(6)                 $ 1,573,658             0.00%                100%         86358R  FB 8
          3-AX(2)                      (3)                6.75%                100%         86358R  FC 6
          4-A1                   $ 63,471,000             5.25%                100%         86358R  FD 4
          4-A2(2)                      (3)                6.85%                100%         86358R  FE 2
          4-A3                   $ 50,000,000             6.83%                100%         86358R  FF 9
          4-A5                   $ 25,000,000             6.85%                100%         86358R  FG 7
          4-A6                   $ 30,000,000             6.65%                100%         86358R  FH 5
          4-A7(2)                      (3)                6.85%                100%         86358R  FJ 1
          4-AP(6)                  $  314,106             0.00%                100%         86358R  FZ 5
          4-AX(2)                      (3)                6.85%                100%         86358R  GA 9
          5-A1                   $ 98,145,000             7.50%                100%         86358R  FK 8
          5-AP(6)                 $ 2,030,855             0.00%                100%         86358R  GB 7
          5-AX(2)                      (3)                7.50%                100%         86358R  GC 5
          6-A1                   $ 90,000,000         Adjustable(7)            100%         86358R  FL 6
          6-A2                   $ 66,379,000         Adjustable(7)            100%         86358R  FM 4
          6-A3(2)                      (3)            Adjustable(7)            100%         86358R  FN 2
          6-A5(2)                      (3)            Adjustable(7)            100%         86358R  FP 7
          6-A6(2)                      (3)                8.50%                100%         86358R  FQ 5
          6-AP(6)                 $ 2,207,314             0.00%                100%         86358R  GD 3
          6-AX(2)                      (3)                8.50%                100%         86358R  GE 1
             A4                  $ 54,000,000             6.50%                100%         86358R  FR 3
             B1                  $ 23,517,000          Variable(7)             100%         86358R  FU 6
             B2                   $ 7,524,000          Variable(7)             100%         86358R  FV 4
             B3                   $ 4,699,000          Variable(7)             100%         86358R  FW 2
             R                      $     100             6.80%                100%         86358R  FX 0

------------
(1)  These balances are approximate, as described in this prospectus supplement.

(2)  The Class 1-A2, 1-A5, 1-AX, 2-A2, 2-A6, 2-AX, 3-AX, 3-A6, 4-A2, 4-A7, 4-AX,
     5-AX, 6-A3, 6-A5, 6-A6 and 6-AX Certificates will be interest-only certificates; they will not be entitled to payments of principal.

(3)  The Class 1-A2, 1-A5, 1-AX, 2-A2, 2-A6, 2-AX, 3-A6, 3-AX, 4-A2, 4-A7, 4-AX,
     5-AX, 6-A3, 6-A5, 6-A6 and 6-AX Certificates will have no principal amount; they will accrue interest on a notional amount, as described in this prospectus supplement.

(4) The amount of interest accruing on the Class 3-A5 Certificates will not be payable to the holders of this class until such time as described in the prospectus supplement under "Description of the Certificates Distribution of Interest."

(5) The Class 3-A7 Certificates will not receive the benefit of accelerated payment of principal to the same extent as the other related senior certificates, as described in this prospectus supplement under "Description of the Certificates - Distribution of Principal."

(6) The Class 1-AP, 3-AP, 4-AP, 5-AP and 6-AP Certificates will be principal-only certificates; they will not be entitled to payments of interest.

(7) The Class 6-A1, 6-A2, 6-A3, 6-A5, B1, B2 and B3 Certificates will accrue interest based on adjustable or variable interest rates, as described in the prospectus supplement.


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